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BLACKROCK KELSO CAPITAL CORPORATION

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BlackRock Kelso Capital Announces Adjournment of Annual Meeting

New York, May 9, 2011—BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso Capital” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 16, 2011 (the “Proxy”). As of March 10, 2011, the record date, 72,780,636 shares of common stock were eligible to vote.

The Company’s stockholders voted today to approve the first, third, and fourth proposals found in the Proxy. To permit additional time to solicit stockholder votes for the second proposal found in the Proxy, the Annual Meeting was then adjourned until May 26, 2011 at 10:00 a.m. (New York City time) and scheduled to reconvene at that time on the 4th floor of 40 East 52nd Street, New York, New York.

The Company’s stockholders elected Jerrold B. Harris, a Class I director, who will serve until the 2014 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The Company’s stockholders also approved, to the extent required under the Investment Company Act of 1940, a proposal to authorize the Company, with the approval of the Board of Directors and subject to certain other conditions, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings. Additionally, the Company’s stockholders ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

If you have not yet voted or wish to change your vote on the second proposal found in the Proxy, we urge you to vote by phone or through the internet using the instructions provided on your proxy ballot. You may also contact Georgeson Inc. at 800-790-6795 if you need assistance with voting.

About BlackRock Kelso Capital Corporation

BlackRock Kelso Capital Corporation is a business development company that provides debt and equity capital to middle-market companies.

The Company’s investment objective is to generate both current income and capital appreciation through debt and equity investments. The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Available Information

BlackRock Kelso Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.blackrockkelso.com.

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